NEXPOINT REAL ESTATE STRATEGIES FUND

POWER OF ATTORNEY

NexPoint Real Estate Strategies Fund (the “Trust”) and the undersigned Trustee constitutes and appoints each of James Dondero, Brian Mitts, Frank Waterhouse, Will Mabry, Dustin Norris and Stephanie Vitiello (with full power to each of them to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her place and stead in any and all the capacities to make, execute and sign on behalf of the Trust the registration statement of the Trust and any and all amendments and supplements to the registration statement on Form N-2 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended; and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the Trust, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned officers and Trustee themselves might or could do.

IN WITNESS WHEREOF, the Trust has caused this Power of Attorney to be executed in its name by its Treasurer, Principal Accounting Officer and Principal Financial Officer and attested by its Secretary, and the undersigned Trustee has hereunto set his hand this 1st day of May 2022.

/s/ Frank Waterhouse
Frank Waterhouse
Treasurer, Principal Accounting Officer and Principal Financial Officer

ATTEST

/s/ Stephanie Vitiello
Stephanie Vitiello
Secretary

TRUSTEE:

/s/ Dorri McWhorter
Dorri McWhorter